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                                                First Floor Space


         SECOND LEASE RENEWAL AND MODIFICATION AGREEMENT


     THIS SECOND LEASE RENEWAL AND MODIFICATION AGREEMENT (the "Agreement") is made and entered into effective as of December ___, 2000 (the "Effective Date"), by and between JACKSONVILLE HOLDINGS, INC., a Florida corporation ("Landlord"), and LANEY & DUKE TERMINAL WAREHOUSE COMPANY, INC., a Florida corporation ("Tenant").

                      W I T N E S S E T H:

     WHEREAS, Jacksonville Center, Inc., a Florida corporation ("JCI"), and Tenant entered into that certain Warehouse Space Lease Agreement dated December 1, 1994 (the "Lease"), pursuant to which JCI leased to Tenant and Tenant leased from JCI certain Leased Premises (herein so called) consisting of approximately 596,676 square feet of space designated as Sections 1.2, 1.3, 1.4, 1.5, 1.6 and 1.7 located on the first floor of the building (the "Building") included in the facility known as One Imeson Center (the "Property"), located at One Imeson Park Boulevard, Building 100, Jacksonville, Florida 32210;

     WHEREAS, the Lease was subsequently modified to include in the Leased Premises a portion of Section 1.1 of the Building;

     WHEREAS,   the  Lease  was  further  modified  and  extended
pursuant to that certain Lease Renewal and Modification Agreement dated effective as of January 1, 1996, by and between JCI (which was then known as Imeson Center, Inc.) and Tenant;

     WHEREAS,  Landlord  is  JCI's  successor-in-title   to   the
Building and the Property and has succeeded to the interests of JCI as landlord under the Lease;

     WHEREAS, Landlord and Tenant desire to extend the term of the Lease and to further modify and amend certain of the terms and provisions of the Lease, all as herein provided;

     NOW,  THEREFORE,  for  and in consideration  of  the  mutual
covenants   herein  set  forth  and  other  good   and   valuable
consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

     1. Recitals. The foregoing recitals are true and correct and are hereby incorporated into the text of this Agreement.

     2. Definitions. All capitalized terms in this Agreement shall have the same definitions as provided in the Lease except as may otherwise be provided herein

     3. Leased Premises. The Lease is hereby further modified and amended to provide that the Leased Premises shall, effective as of  January 1, 2001, consist of approximately 307,538 square feet of space designated as Sections 1.1, 1.3, 1.5, and approximately 9,200 square feet in Section 1.2 in the Building, and no other space in the Building. The approximately 9,200 square feet of space in Section 1.2 of the Building that shall be part of the Leased Premises during the Extended Base Term is currently used by Tenant as an office and, notwithstanding anything contained in the Lease to the contrary, shall be used solely as an office during the Extended Base Term. On or before December 31, 2000, Tenant shall (i) vacate all of Sections 1.4, 1.6 and 1.7 in the Building, together with all of Section 1.2 in the Building except for the 9,200 square feet of office space (collectively, the "Relinquished Space"), and (ii) surrender the Relinquished Space to  Landlord in accordance with Section 5.6 of the Lease.  In the
event   that  Tenant  fails  to  so  vacate  and  surrender   the
Relinquished Space on or before December 31, 2000, Tenant acknowledges and agrees that such holding over by Tenant shall be
subject  to  Section  10.14  of the Lease.   Notwithstanding  the
foregoing or any other provision of the Lease, Landlord shall have the right, upon sixty (60) days' written notice to Tenant, to terminate the Lease as to Section 1.5 in the Building only, and within sixty (60) days of receipt of such termination notice, Tenant shall vacate and surrender to Landlord Section 1.5 in
accordance  with  Section 5.6 of the  Lease.   In  the  event  of
Landlord's exercise of such termination option as to Section 1.5 and Tenant's timely and proper vacation and surrender of Section
1.5 and payment of all Base Rent and all Additional Rent and other charges under the Lease applicable to Section 1.5 through the date of termination, Base Rent and all additional rent and
other   charges  payable  under  the  Lease  shall   be   reduced
proportionately based on the 99,446 square foot area  of  Section
1.5.

     4. Extension of Base Term. The base term of the Lease as provided in Section 2.1 of the Lease, as previously extended, is hereby further extended for a period of twelve (12) months commencing on January 1, 2001, and ending on December 31, 2001 (the "Extended Base Term"), on the terms and conditions set forth in the Lease, as herein modified and amended.

     5. Base Rent. During the Extended Base Term Tenant hereby covenants and agrees to pay (i) Base Rent of $83,291.54 per month for each and every month during the Extended Base Term. Each such installment of Base Rent shall be payable in advance commencing on January 1, 2001, and continuing thereafter on the first day of each calendar month through and including December 1, 2001, in lawful United States currency, together with any and all sales or use taxes levied upon the use or occupancy of the Leased Premises, and (ii) any Additional Rent or other charges payable under the Lease, as herein modified and amended.

     6. No Option to Renew. Tenant acknowledges and agrees that it has no option or other right to renew or extend the term of the Lease beyond the Extended Base Term.

     7.   Operating Expenses.  Section 3.3 of the Lease is hereby
amended to provide that, as of January 1, 2001, Tenant's pro-rata share  of  Operating  Expenses shall be  17.93  percent  (307,538 divided by 1,715,000).

     8. Maintenance and Repair. Tenant hereby acknowledges that, to comply with its obligations under Sections 5.4 and 5.6 of the Lease, Tenant must cause certain repairs to be made to the Leased Premises (including, without limitation, the Relinquished Space). Without limiting the rights and remedies of Landlord in the event of Tenant's failure to make such repairs, Landlord shall notify Tenant of the date and time reasonably designated by Landlord during which Landlord shall inspect the Leased Premises as it exists on the Effective Date (including, without limitation, the Relinquished Space) to identify all items of damage and/or
improper  maintenance  for which Tenant is  responsible.   Tenant
shall   permit Landlord to inspect the Leased Premises  for  such
purposes, and upon completion of such inspection, Landlord shall provide Tenant with a list of all items requiring repair and/or replacement at that time. Upon Landlord's identification of such items, Landlord shall be authorized to make all listed repairs and/or replacements at Tenant's expense, using a reputable contractor selected by Landlord. As such items are repaired and/or replaced, and/or upon completion of such repairs and/or replacements, Landlord shall deliver to Tenant one or more invoices for the cost of such work, which cost shall be deemed to be Additional Rent under the Lease, and Tenant shall pay each and every invoice in full within fifteen (15) days of receipt. Landlord and Tenant shall also follow the foregoing procedure as to Section 1.5 in the Building in the event of Landlord's exercise of the termination option as provided in paragraph 3 above.

     Landlord shall notify Tenant of the date and time of a further joint inspection of the Leased Premises (but not the Relinquished Space) approximately ninety (90) days prior to the end of the Extended Base Term. Tenant shall permit Landlord to inspect the Leased Premises for such purposes, and upon completion of such inspection, Landlord shall provide Tenant with a list of all additional items requiring repair and/or replacement at that time. Upon Landlord's identification of such items, Landlord shall obtain and deliver to Tenant an estimate from a reputable contractor selected by Landlord of the cost of the repairs and/or replacements necessary to address such items or otherwise arrange to accomplish such repairs and/or replacements in a manner satisfactory to Landlord and at Tenant's sole cost and expense. Within fifteen (15) days after receipt of such estimate or the completion of such arrangements, Tenant shall deposit with Broad and Cassel, as escrowee, one hundred twenty percent (120%) of the amount of such estimate and/or arrangements, and the escrowee shall be entitled to disburse to Landlord, upon receipt of invoices for items of such work, with the balance, if any, of the escrowed funds to be returned to Tenant upon completion of such work. Nothing in this paragraph 8 shall be deemed to relieve Tenant of any of its duties and obligations under the Lease, including without limitation those set forth in Sections 5.4 and 5.6, and nothing in this paragraph 8 shall be deemed to limit Landlord's remedies in the event of Tenant's default under the Lease.

     9. Landlord's Obligations. Tenant hereby acknowledges and agrees that all of Landlord's obligations accruing as of the Effective Date of this Agreement have been fully and properly fulfilled, including without limitation those set forth in
Section 5.3 of the Lease.

     10. Landlord's Address. For purposes of Section 10.6 of the Lease, Landlord's address is hereby modified and amended as follows:

                         Jacksonville Holdings, Inc.
                         c/o Excal Enterprises, Inc.
                         100 North Tampa Street
                         Suite 3575
                         Tampa, Florida  33602

     11. No Further Amendment. Except as specifically set forth in this Agreement, the Lease shall remain unaltered and in full force and effect.

     IN  WITNESS WHEREOF, Landlord and Tenant have executed  this
Agreement as of the date set forth above.

Witnesses:                       LANDLORD:

                                 JACKSONVILLE HOLDINGS, INC., a
                                 Florida corporation


/S/ SHARON L. BRECHUE            By:  /S/ W. ARIS NEWTON
Print Name:   Sharon L. Brechue        Name: W. Aris Newton
                                       Title: President

Print Name:
                                 Date of Execution: 1/11/01


                                 TENANT:

                                 LANEY & DUKE TERMINAL WAREHOUSE
                                 COMPANY, INC., a Florida
                                 corporation

/S/ CONSTANCE H. OWENS           By:  /S/ THOMAS A. DUKE
Print Name: Constance H. Owens         Name: Thomas A. Duke
                                       Title: President
/S/ J. SHEA BULLARD
Print Name: J. Shea Bullard      Date of Execution:  12/19/00



                             CONSENT


      SARA LEE KNIT PRODUCTS, A DIVISION OF SARA LEE CORPORATION, a Delaware corporation, hereby consents to the foregoing Second
Lease Renewal and Modification Agreement and to the prior modifications of the Lease as therein described.


Witnesses:                       SARA   LEE   KNIT  PRODUCTS,   A
                                 DIVISION     OF     SARA     LEE
                                 CORPORATION,     a      Delaware
                                 corporation

/S/ RICHARD DISSOSWAY
Print Name: Richard Dissosway    By:  /S/ CLAUDE PRUITT
                                       Name: Claude Pruitt
/S/ JOHN HAIRE                         Title: V.P. Manufacturing
Print Name: John Haire